UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 18, 2007
VALENCE TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20028	77-0214673
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
12201 Technology Boulevard, Suite 150
Austin, Texas 78727
(Address of Principal Executive Offices, Including Zip Code)
(512) 527-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On October 18, 2007, Valence Technology, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Wm. Smith & Co., as placement agent (the “Placement Agent”). In accordance with the terms of the Agreement, the Company may issue and sell up to 3,000,000 shares of its common stock, par value $0.001 per share, from time to time through the Placement Agent. All sales made pursuant to the Agreement will be at a price no lower than $1.50 per share of the Company’s common stock. The Placement Agent will use its commercially reasonable efforts to assist the Company in accordance with the terms of the Agreement. The Placement Agent shall be entitled to six percent (6%) of the gross proceeds received from the sales of the Company’s common stock.
     The summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

10.1	Placement Agency Agreement, dated October 18, 2007, by and between Valence Technology, Inc. and Wm. Smith & Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.
Date: October 19, 2007	/s/ Thomas Mezger
	Name:	Thomas Mezger
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Placement Agency Agreement, dated October 18, 2007, by and between Valence Technology, Inc. and Wm. Smith & Co.